UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE

ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2011, Green Mountain Coffee Roasters, Inc. (the “Company”) issued a press release announcing its third quarter results for the period ending June 25, 2011, together with accompanying prepared remarks, and will hold a live audio webcast to discuss its third quarter results. Copies of the press release and prepared remarks are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information furnished in Item 2.02, including the Exhibits attached hereto, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 7.01 Regulation FD Disclosure.

10b5-1 Plans

As a result of events at the Company over the last several years, including acquisitions and offerings, a number of our senior executives and board members have not had the opportunity to diversify their holdings of the Company’s common stock. Accordingly, a number of our executives and board members, in conjunction with the May 2011 equity offering, have executed 10b5-1 plans pursuant to which they will be able to effect sales going forward.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 27, 2011 regarding Third Quarter 2011 Results.

99.2 Prepared remarks dated July 27, 2011 regarding Third Quarter 2011 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances. G Rathke
Frances G. Rathke
Chief Financial Officer

Date: July 27, 2011

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated July 27, 2011 regarding Third Quarter 2011 Results.

99.2	Prepared remarks dated July 27, 2011 regarding Third Quarter 2011 Results.